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                               EXHIBIT 23.1

             Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the SuperGen, Inc. 1993 Stock Option Plan, as Amended and Restated Effective January 17, 1996, the SuperGen, Inc. 1996 Directors' Stock Option Plan and the SuperGen, Inc. Employees and Consultants Stock Option Agreement/Plan of SuperGen, Inc. of our report dated January 5, 1996, except for Note 8, as to which the date is January 17, 1996, with respect to the financial statements of SuperGen, Inc. for the year ended March 31, 1995, the nine months ended December 31, 1995, and the period from March 1, 1991 (inception) through December 31, 1995 included in the Registration Statement (Form SB-2 No. 333-476-LA) and related Prospectus of SuperGen, Inc. for the registration of 3,000,000 units (each unit consisting of one share of common stock and one warrant to purchase one share of common stock).

                                     /s/ ERNST & YOUNG LLP

Walnut Creek, California
June 25, 1996